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                                                                    EXHIBIT 99.1


(Reliant Resources, Inc. Logo)

FOR MORE INFORMATION:         RICHARD WHEATLEY (MEDIA) -  (713) 497-5881
                              DENNIS BARBER (INVESTORS) -   (713) 497-3042


FOR IMMEDIATE RELEASE:              JULY 9, 2003


                  RELIANT RESOURCES TO SELL DESERT BASIN PLANT


HOUSTON, TX -- Reliant Resources, Inc. (NYSE: RRI), today announced that it has entered into a definitive agreement for the sale of its 588-megawatt Desert Basin plant, located in Casa Grande, AZ, to Salt River Project Agricultural Improvement and Power District (SRP), of Phoenix, for $288.5 million.

The transaction is subject to regulatory approvals, including the Federal Energy Regulatory Commission, and certain third-party consents and approvals. The transaction is expected to close by the end of 2003.

"The sale of our Desert Basin plant is consistent with our strategy of tightening our strategic focus and strengthening our balance sheet," said Joel Staff, chairman and chief executive officer.

Reliant will use the proceeds to prepay indebtedness under its existing credit facility or for the possible acquisition of CenterPoint Energy, Inc.'s 81 percent interest in Texas Genco Holdings, Inc. The sale is expected to be neutral to earnings per share in 2004.

Desert Basin, a combined-cycle facility, started commercial operation in 2001 and is currently providing all of its power to SRP under a 10-year power-purchase agreement.

Reliant Resources, Inc. (NYSE: RRI), based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Its wholesale business includes approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. The company also has nearly 3,500 megawatts of power generation in operation in Western Europe. For more information, visit our web site at www.reliantresources.com.

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This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future,
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However, the absence of these words does not mean that the statements are not
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beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



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